SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 1, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of September 1, 2009, the Registrant has entered into a definite Share Exchange Agreement with GL Biochem (Shanghai) Ltd (“GL”), pursuant to which the Registrant will acquire all of the outstanding shares of GL, GL Biochem (Danyang) Ltd, GL Peptide (Binhai) Ltd, and 86% of the outstanding shares of GL Peptide (Shanghai) Ltd (collectively, the “GL Group”). The GL Group is the largest global supplier of research-grade peptide products and peptide reagents. In exchange for the shares of the GL Group, the Registrant will issue a number of shares of common stock to the shareholders of the GL Group, such that the shareholders of the GL Group will hold 68-80% of the Registrant’s share capital on a fully-diluted basis. The exact percentage will depend on the results of the GL Group’s forthcoming 2008 PCAOB-qualified audited after-tax profit results and the transaction is still subject to the approval of the Registrant’s shareholders and regulatory approval.

A copy of the Share Exchange Agreement is attached hereto as Exhibit 10.1 and a copy of the press release dated September 3, 2009 is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

10.1	Share Exchange Agreement between the Registrant and GL.

99.1	Press Release dated September 3, 2009.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: September 4, 2009

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Share Exchange Agreement between the Registrant and GL

99.1	Press Release dated September 3, 2009